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                                                                     EXHIBIT 4.3

                                                     [1998 STOCK INCENTIVE PLAN]

                         WHEREHOUSE ENTERTAINMENT, INC.
                                 (the "Company")

                 EMPLOYEE INCENTIVE STOCK OPTION AWARD AGREEMENT



THIS AGREEMENT is between the Company and the Optionee named below and evidences the Company's grant to the Optionee of a Incentive Stock Option to purchase shares of the Company's Common Stock. The Option is granted pursuant to and subject to the Company's 1998 Stock Incentive Plan (the "Plan") and the Terms and Conditions for Incentive Stock Options Granted Under the Plan (the "Terms"), incorporated herein by this reference.

OPTIONEE:         ____________________           EXERCISE PRICE
                                                 PER SHARE:     $_______(1), (2)

NUMBER OF SHARES: ____________________(1)

GRANT DATE:       ___________ __, ____           EXPIRES: ______ __,____(2), (3)

VESTING SCHEDULE:          % VESTING             DATES OF VESTING(1), (2), (3)
                           ---------             ----------------
                           ---------             ------------ --, ----
                           ---------             ------------ --, ----
                           ---------             ------------ --, ----
                           ---------             ------------ --, ----
                           ---------             ------------ --, ----

Optionee accepts the Option and agrees to and acknowledges receipt of a copy of the Plan and the Terms.

-----------------------------

(1) Subject to adjustment under Section 4.3 of the Plan.

(2) With respect to Optionees who are also 10% shareholders of the Company on the Grant Date, the Exercise Price of the ISO must be at least 110% of the Fair Market Value on the Grant Date and the term of the Option must be no longer than five years. Any Option granted to such a 10% shareholder that does not meet these requirements will be rendered a Nonqualified Stock Option.

(3) Subject to early termination if the Optionee's employment terminates or in certain other circumstances. See Sections 3 through 5 of the Terms and Sections
1.6 and 4.2 of the Plan for exceptions and additional details regarding possible early termination of the Option.

WHEREHOUSE ENTERTAINMENT, INC.              AGREED AND ACKNOWLEDGED:
(a Delaware corporation)
                                            ---------------------------------
By: _______________________________         Optionee's Signature

Its:_______________________________         _________________________________
                                            Address

                                            ---------------------------------
                                            City, State, Zip Code

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                                                     [1998 STOCK INCENTIVE PLAN]

                            TERMS AND CONDITIONS FOR
                     NONQUALIFIED OPTIONS GRANTED UNDER THE
                            1998 STOCK INCENTIVE PLAN


                  1. Exercisability of Option. The Option shall vest and become exercisable in percentage installments of the aggregate number of shares of Common Stock of the Company as set forth in the Award Agreement. The Option may be exercised only to the extent the Option is exercisable and vested and during the Optionees lifetime, only by the Optionee.

                           (a) Cumulative Exercisability. To the extent the
                  Optionee does not in any year purchase all the shares that the Optionee may then exercise, the Optionee has the right cumulatively thereafter to purchase any shares not so purchased until the Option terminates or expires.

                           (b) No Fractional Shares. Fractional share interests
                  shall be disregarded, but may be cumulated.

                  2. Method of Exercise of Option. To the extent vested, the Option may be exercised by the delivery to the Company of an Exercise Agreement (a form of which is attached as Exhibit I) from the Optionee stating the number of shares to be purchased pursuant to the Option and accompanied by payment:

                           (a) made in cash or electronic funds transfer, or by
                  certified or cashier's check payable to the order of the Company, in the full amount of the purchase price of the shares and amounts required to satisfy any applicable withholding taxes, or

                           (b) by the delivery of shares that have been held by
                  the Optionee for at least six months, in accordance with
                  Section 2.2.2(vi) of the Plan, unless otherwise provided by the Committee.

                  Other payment methods may be permitted only if expressly authorized by the Committee with respect to this Option or all options under the Plan. The Option is non-transferable and may be exercised only by the Optionee, except as the Committee may otherwise expressly permit.

                  3. Continuance of Employment Required. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment and rights and benefits under this Agreement. Partial service, even if substantial, during any vesting period will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in Section 4 below or under the Plan.

                  4. Effect of Termination of Employment or Death. If the Optionee's employment by either the Company or any subsidiary terminates, the Option and all other rights and benefits under this Agreement terminate except that the Optionee may, at any time within the

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following periods after the Severance Date, exercise the Option to the extent the Option was exercisable on the Severance Date and has not otherwise expired:

                           (a) Termination by the Company or a subsidiary, other
                  than a Termination for Cause (as defined below) --- for a period of 30 days

                           (b) Voluntary resignation (other than in anticipation
                  of or in connection with a Termination for Cause) --for a period of 30 days

                           (c) Retirement --- for a period of 6 months (but
                  after 3 months of such period, the Option will not be exercisable as an ISO)

                           (d) Total Disability or death of Optionee --- for a
                  period of 6 months

Notwithstanding the foregoing exercise periods after the Severance Date, the Option will qualify as an ISO under Section 422 of the Code only if it is exercised within the applicable exercise periods for ISOs and meets all other requirements of the Code for ISOs. If an Option is not exercised within such applicable exercise periods or does not meet such other requirements, the Option will be rendered a Nonqualified Stock Option.

                  In case of a Termination for Cause or a voluntary resignation in anticipation of or in connection with a Termination for Cause, the Option shall terminate immediately, in its entirety.

                  "Termination for Cause" means a termination of service, based upon a finding by the Company, acting in good faith and based on its reasonable belief at the time, that the Participant:

                           (a) is or has been dishonest, incompetent, or
                  negligent in the discharge of his or her duties to the Company; or has refused to perform stated or assigned duties; or

                           (b) has committed a theft or embezzlement, or a
                  breach of confidentiality or unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information, or a breach of fiduciary duty involving personal profit, or a willful or negligent violation of any law, rule or regulation or of Company rules or policy, in any material respect; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses); or

                           (c) has materially breached any of the provisions of
                  any agreement with the Company or a parent corporation; or

                           (d) has engaged in unfair competition with, or
                  otherwise acted intentionally in a manner injurious to the reputation, business or assets of the Company; or has induced a customer to break or terminate any contract with the Company or an affiliate; or has induced any principal for whom the Company (or an affiliate) acts as agent to terminate such agency relationship.


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                  A Termination For Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Board or Committee) on the date when the Company first delivers notice to the Participant of a finding of Termination For Cause and shall be final in all respects.

                  5. Change in Subsidiary's Status; Leaves of Absence. If the Optionee is employed by an entity that ceases to be a subsidiary, this event is deemed, for purposes of this Agreement, to be a termination of the Optionee's employment by the Company other than a Termination for Cause. Absence from work caused by military service, authorized sick leave or other leave approved in writing by the Company or the Committee shall not be considered a termination of employment by the Company for purposes of Section 4; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days.

                  6. Notices. Any notice to be given shall be in writing and addressed to the Company at its principal office, to the attention of the General Counsel, and to the Optionee at his or her last address of record, or at such other address as either party may hereafter designate in writing to the other for purposes of notices in respect of the Option.

                  7. Optionee not a Stockholder. Neither the Optionee nor any other person entitled to exercise the Option shall have any of the rights or privileges of a stockholder of the Company as to any shares of Common Stock until the issuance and delivery to him or her of a certificate evidencing the shares registered in his or her name. No adjustment will be made for dividends or other rights as to a stockholder for which a record date is prior to such date of delivery.

                  8. No Employment Commitment by Company. Nothing contained in these Terms and Conditions or the Award Agreement or in the Plan constitutes an employment commitment by the Company, affects Optionee's status as an employee at will who is subject to termination without cause, confers upon Optionee any right to remain employed by the Company or any subsidiary, interferes in any way with the right of the Company or any subsidiary at any time to terminate such employment, or affects the right of the Company or any subsidiary to increase or decrease Optionee's other compensation.

                  9. Additional ISO Provisions.

                           (a) ISO Value Limit. If the aggregate Fair Market
                  Value of Shares with respect to which ISOs (whether granted under this Option or otherwise) first become exercisable by the Participant in any calendar year exceeds $100,000 as measured on the applicable Grant Dates, the limitations of
                  Section 2.3.1 of the Plan shall apply and to such extent this Option will be rendered a Nonqualified Stock Option.

                           (b) Notice of Sale. The Participant agrees to notify
                  the Corporation of any sale or other disposition of any Shares if such sale or disposition of any


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                  Shares occurs within two years after the Grant Date or within one year after the date of exercise.

                           (c) Tax Withholding. If any portion of the Option is
                  rendered a NQSO in accordance with the terms hereof, the Participant shall pay or make provision for the payment of any applicable withholding taxes upon exercise of the Option as provided in Section 6.5 of the Plan.

                           (d) Transferability. In accordance with Sections
                  1.9.1 and 1.9.2 of the Plan and the Code, the Option is not transferable by the Optionee other than by will or the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by the Optionee.

                  10. Effect of Award Agreement. The Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, except to the extent the Committee determines otherwise.

                  11. Choice of Law. The constructive interpretation, performance and enforcement of the Award Agreement and the Option shall be governed by the laws of the State of Delaware.

                  12. Defined Terms. Capitalized terms used herein or in the Award Agreement and not otherwise defined herein shall have the meaning assigned by the Plan.

                  13. Plan. The Option and all rights of Optionee thereunder are subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan. Unless otherwise expressly provided in these Terms and Conditions, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any additional rights in the Optionee not expressly set forth in the Optionee's Award Agreement or in a written amendment thereto. If there is any conflict or inconsistency between the terms and conditions of this Award Agreement and of the Plan, the terms and conditions of the Plan govern. The Participant acknowledges receipt of a complete copy of the Plan and agrees to be bound by its terms.

                  14. Arbitration. Any controversy or claim arising out of or relating to this Award Agreement or the Plan, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, shall, if the Company requests, be submitted to arbitration, to be held in Los Angeles County, California in accordance with California Civil Procedure Code Sections 1282-1284.2. In the event that arbitration is instituted under this Section 14, the party prevailing in any such litigation shall be entitled, in addition to all other relief, to reasonable attorney's fees relating to such arbitration. The non-prevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, etc.


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                                CONSENT OF SPOUSE

                  In consideration of the execution of the foregoing Nonqualified Stock Option Award Agreement by Wherehouse Entertainment, Inc., I, ________________________, the spouse of the Participant therein named, do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.



DATED: _________________, _____.

_____________________________________

        Signature of Spouse


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                                                     [1998 STOCK INCENTIVE PLAN]

                                    EXHIBIT I

                         WHEREHOUSE ENTERTAINMENT, INC.
                            OPTION-EXERCISE AGREEMENT

                  The Purchaser (as identified in the signature below) is a holder of an Incentive Stock Option ("Option") granted under the 1998 Stock Incentive Plan (the "Plan") of Wherehouse Entertainment, Inc. (the "Corporation") pursuant to an Award Agreement dated _________, ___________ (the "Award"), and Purchaser desires to exercise the Option and purchase from the Corporation _______ shares of its Common Stock, par value $.01 per share (the "SHARES"), to be sold at a price of $___________ per share, in accordance with and subject to the terms and conditions set forth in this Exercise Agreement;

SECTION 1.  PURCHASE AND SALE OF COMMON STOCK.

                  The Corporation shall deliver to Purchaser a stock certificate representing the Shares against delivery to the Corporation by Purchaser of the purchase price in the sum of $__________ (which represents the product of the $___________ price per share and the number of Shares, the "PURCHASE PRICE").

SECTION 2.  INVESTMENT REPRESENTATIONS.

                  Purchaser has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the Purchase Price. Purchaser has received the Corporation's consolidated financial information which includes information material to the Corporation's financial condition, operations and prospects. Purchaser also understands and acknowledges the restrictive legend provision contained in
Section 3 of Appendix A of the Plan.

SECTION 3.  LIMITATIONS ON DISPOSITION, REPURCHASE RIGHTS.

                  The Shares are subject to and Purchaser hereby agrees to be bound by the provisions of Section 1.7 of the Plan and Appendix A of the Plan, incorporated herein by this reference, which shall continue in effect as to the Shares.

SECTION 4.  PLAN AND AWARD AGREEMENT.

                  All rights of the Purchaser under this Exercise Agreement are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the provisions of the Plan and the Award Agreement, both of which are incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Plan or the Award Agreement, the terms and conditions of the Plan or the Award Agreement shall govern. The Purchaser acknowledges receipt of a copy of the Plan, including all appendices thereto, and agrees to be bound by the terms thereof. The Purchaser acknowledges reading and understanding the Plan and all appendices thereto.

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IN WITNESS WHEREOF, the parties have duly executed this Exercise Agreement as of the date first written above.

                                        "THE CORPORATION"
                                        WHEREHOUSE ENTERTAINMENT, INC.
                                        a Delaware corporation

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        "THE PURCHASER"


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Print Name


                                        ----------------------------------------
                                        Address


                                        ----------------------------------------
                                        City, State, Zip Code


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                                CONSENT OF SPOUSE

                  In consideration of the execution of the foregoing Exercise Agreement by the Wherehouse Entertainment, Inc., I, _______________________, the spouse of the Purchaser therein named, do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.







DATED: _________________, _____


_____________________________________

Signature of Spouse


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